UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

BETTER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39864	85-3472546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #49404 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 887-2311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2023, Better Therapeutics, Inc. (the “Company”) entered into an ATM Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu”) with respect to an at the market offering program under which the Company may offer and sell, from time to time at its discretion, shares (the “ATM Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) through or to Virtu as its sales agent or principal. The issuance and sale, if any, of the ATM Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-271301) and a prospectus supplement to the base prospectus contained therein. The Company has filed a prospectus supplement with respect to an aggregate of up to $6,890,142 in ATM Shares.

Virtu may sell the ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Capital Market (“Nasdaq”) or on any other existing trading market for the Common Stock. Virtu is not required to sell any specific number or dollar amount of securities, but will act as the Company’s agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between Virtu and the Company, to sell the ATM Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Virtu a commission of up to 3% of the gross sales proceeds of any ATM Shares sold under the Sales Agreement, or as otherwise agreed between the Company and Virtu with respect to any ATM Shares sold pursuant to the Sales Agreement, and also has provided Virtu with customary indemnification and contribution rights.

The Company is not obligated to make any sales of ATM Shares under the Sales Agreement. The Company or Virtu may suspend or terminate the offering upon notice to the other party and subject to other conditions. Virtu will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance of the ATM Shares in the at the market offering under the Sales Agreement is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Goodwin Procter LLP

10.1	ATM Sales Agreement, dated May 11, 2023, by and between Better Therapeutics, Inc., and Virtu Americas LLC

23.1	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Better Therapeutics, Inc.

Dated: May 11, 2023	By:	/s/ Mark Heinen
	Name:	Mark Heinen
	Title:	Chief Financial Officer